As filed with the Securities and Exchange Commission on January 7, 2022

Registration No. 333-258098

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-1

ON FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CLENE INC.
(Exact name of registrant as specified in its charter)

Delaware	85-2828339
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6550 South Millrock Drive, Suite G50
Salt Lake City, Utah 84121
Tel: 801-676-9695
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert Etherington
President and Chief Executive Officer
6550 South Millrock Drive, Suite G50
Salt Lake City, Utah 84121
Tel: 801-676-9695
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Tom McAleavey Holland & Knight LLP 200 South Orange Avenue, Suite 2600 Orlando, Florida 32801 Tel: 407-244-5108	Robert Etherington President and Chief Executive Officer 6550 South Millrock Drive, Suite G50 Salt Lake City, Utah 84121 Tel: 801-676-9695

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Pursuant to Rule 429(a) under the Securities Act of 1933, as amended, the prospectus contained in this Post-Effective Amendment No. 1 (this “Post-Effective Amendment No. 1”) to the registration statement on Form S-1 of the registrant declared effective on August 2, 2021 (Registration No. 333-258098) is a combined prospectus including securities remaining unsold under the registration statement on Form S-1 of the registrant declared effective on April 19, 2021 (Registration No. 333-253173). Pursuant to Rule 429(b), upon effectiveness, this Post-Effective Amendment No. 1 will constitute Post-Effective Amendment No. 1 to each of the registration statements referenced in the preceding sentence.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On February 17, 2021, Clene Inc. (the “Company,” “we,” “us,” or similar such references) filed a Registration Statement on Form S-1 (Registration No. 333-253173) (the “First Registration Statement”), as amended on March 29, 2021, and declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on April 19, 2021. The First Registration Statement registered (i) the issuance by us of up to an aggregate of 4,541,481 shares of Common Stock issuable upon exercise of warrants to purchase shares of Clene Inc. common stock (“Common Stock”) and (ii) the resale by the selling shareholders identified in the prospectus included therein of up to an aggregate of 23,251,553 outstanding shares of Common Stock.

On July 22, 2021, we filed a Registration Statement on Form S-1 (Registration No. 333-258098) (the “Second Registration Statement”), which was declared effective by the SEC on August 2, 2021. The Second Registration Statement registered (i) the issuance by us of up to an aggregate of 1,140,731 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock and (ii) the resale by the selling shareholders identified in the prospectus included therein of up to an aggregate of 960,540 outstanding shares of Common Stock.

We are filing this Post-Effective Amendment No. 1 to Form S-1 on Form S-3 (“Post-Effective Amendment No. 1”) to (i) combine the prospectuses included in the First Registration Statement and Second Registration Statement (collectively, the “Registration Statements”), pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”); (ii) include an updated prospectus relating to the offering and sale of the Common Stock that was registered for resale on the Registration Statements; and (iii) convert the Registration Statements into a registration statement on Form S-3.

No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the original filings of the Registration Statements.

Information contained herein is subject to completion or amendment. A Registration Statement relating to these securities has been filed with the SEC. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 7, 2022

PRELIMINARY PROSPECTUS

Clene Inc.

Up to 28,689,138 Shares of Common Stock

This prospectus relates to the issuance by us of (i) up to an aggregate of 2,407,500 shares of common stock, par value $0.0001 per share, of Clene Inc. (“Common Stock”), that may be issued upon the exercise of warrants to purchase Common Stock at an exercise price of $11.50 per share (the “Public Warrants”), which were originally issued by Tottenham Acquisition I Limited, a British Virgin Islands exempted company and our predecessor (“Tottenham”) in its initial public offering, (ii) up to an aggregate of 24,583 shares of Common Stock that may be issued to Chardan Capital Markets, LLC (“Chardan”) upon the exercise of warrants to purchase Common Stock at an exercise price of $11.50 per share (the “Option Warrants”), which were originally issued by Tottenham in its initial public offering pursuant to a unit purchase option; (iii) up to an aggregate of 1,929,111 shares of Common Stock that may be issued upon the exercise of warrants to purchase Common Stock at an exercise price of $1.97 per share (the “Founder Warrants”), which were originally issued by our wholly-owned subsidiary, Clene Nanomedicine, Inc. (“Clene Nanomedicine”) in April 2013; and (iv) up to an aggregate of 115,851 shares of Common Stock that may be issued upon the exercise of warrants to purchase Common Stock (the “Tranche 1 Warrants”), which were issued as part of a Loan and Security Agreement (the “Loan Agreement”), between the Company and Avenue Venture Opportunities Fund, L.P. (“Avenue”) (the exercise price per share of the Tranche 1 Warrants is equal to the lower of (a) $8.63 (which is equal to the five-day volume weighted average price per share, determined as of the end of trading on the last trading day prior to execution of the Loan Agreement), or (b) the lowest price per share paid by cash investors for our Common Stock issued in the next bona fide round of equity financing prior to March 31, 2022) ((i) through (iv) above, collectively the “Warrants”)

This prospectus also relates to the offer and resale, from time to time, by the selling shareholders named in this prospectus (the “Selling Shareholders”), or any of their pledgees, donees, assignees and successors-in-interest (“Permitted Transferees”), of up to an aggregate of (i) 2,239,500 shares of Common Stock issued in a private placement of Common Stock on December 28, 2020; (ii) 960,540 shares of Common Stock issued in a private placement of Common Stock on May 24, 2021; and (iii) 21,012,053 shares of Common Stock otherwise held by the Selling Shareholders.

This prospectus also includes an indeterminable number of additional shares of Common Stock as may be issued to prevent dilution resulting from stock splits, stock dividends or other similar transactions.

We will not receive any proceeds from the sale of shares of Common Stock by the Selling Shareholders pursuant to this prospectus, except with respect to amounts received by us upon exercise of the Warrants to the extent such Warrants are exercised for cash. However, we have paid, and will continue to pay, the expenses, other than underwriting discounts and commissions and certain expenses incurred by the Selling Shareholders in disposing of the Common Stock, associated with the sale of Common Stock pursuant to this prospectus.

We are registering the offer and sale of the Common Stock described above to satisfy certain registration rights we have granted. Our registration of the Common Stock covered by this prospectus does not mean that either we or the Selling Shareholders will issue, offer or sell, as applicable, any of the Common Stock. The Selling Shareholders and any of their Permitted Transferees may offer and sell the Common Stock covered by this prospectus in a number of different ways and at varying prices. Additional information on the Selling Shareholders, and the times and manner in which they may offer and sell the Common Stock under this prospectus, is provided under “Selling Shareholders” and “Plan of Distribution” in this prospectus.

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our Common Stock.

Our Common Stock is listed on the Nasdaq Capital Market (the “Nasdaq”) under the symbol “CLNN.” On January 4, 2022, the last reported sale price of our Common Stock on the Nasdaq was $4.17 per share.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” on page 5 of this prospectus and other risk factors contained in any applicable prospectus supplement and in the documents incorporated by reference herein and therein.

We are an “emerging growth company,” as that term is defined under the federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements and may elect to do so in future filings.

Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                       , 2022.

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ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement on Form S-3 (the “Registration Statement”) which we filed with the SEC using the “shelf” registration process. Under this shelf registration process, the Selling Shareholders and their Permitted Transferees may, from time to time, offer and sell, as applicable, the Common Stock, including the shares of Common Stock issuable upon exercise of the Warrants, through any means as described under “Plan of Distribution.” More specific terms of any shares of Common Stock that the Selling Shareholders and their Permitted Transferees offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the Common Stock being offered and the terms of the offering.

We may also provide a prospectus supplement or post-effective amendment to the Registration Statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the Registration Statement together with the additional information under “Where You Can Find More Information.”

Neither we nor the Selling Shareholders have authorized anyone to provide you with any information or to make any representations other than those contained in, or incorporated by reference into, this prospectus, or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Shareholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Shareholders will make an offer to sell this Common Stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under “Where You Can Find More Information.”

For investors outside of the United States: We have not, and the Selling Shareholders have not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of Common Stock and the distribution of this prospectus outside of the United States.

We use various trademarks and trade names in our business, including without limitation our corporate name and logo. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding our future operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

●	the future financial performance of the Company;

●	the clinical results of our drug candidates;

●	the likelihood of commercial success for our drug candidates;

●	our plans and strategy to obtain and maintain regulatory approvals of our drug candidates;

●	the size and growth potential of the markets for our drug candidates, and our ability to serve those markets, either alone or in combination with others;

●	changes in the market for our products;

●	expansion plans and opportunities; and

●	other factors detailed under “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q.

These forward-looking statements represent our views as of the date of this prospectus and involve a number of judgments, risks and uncertainties. We anticipate that subsequent events and developments will cause our views to change. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

●	our substantial dependence on the successful commercialization of our drug candidates, if approved, in the future;

●	our inability to maintain the listing of our Common Stock on Nasdaq;

●	our significant net losses and net operating cash outflows;

●	our ability to demonstrate the efficacy and safety of our drug candidates;

●	the clinical results for our drug candidates, which may not support further development or marketing approval;

●	actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials and marketing approval;

●	our ability to achieve commercial success for our marketed products and drug candidates, if approved;

●	our ability to obtain and maintain protection of intellectual property for our technology and drugs;

●	our reliance on third parties to conduct drug development, manufacturing and other services;

●	our limited operating history and our ability to obtain additional funding for operations and to complete the licensing or development and commercialization of our drug candidates;

●	the impact of the COVID-19 pandemic on our clinical development, commercial and other operations;

●	changes in applicable laws or regulations;

●	the possibility that we may be adversely affected by other economic, business, and/or competitive factors; and

●	other risks and uncertainties set forth in “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to rely unduly upon these statements.

MARKET AND INDUSTRY DATA

We obtained the industry and market data used throughout this prospectus from our own internal estimates and research, as well as from independent market research, industry and general publications and surveys, governmental agencies, publicly available information and research, surveys, and studies by third parties. Internal estimates are derived from publicly available information released by industry analysts and third-party sources, our internal research and our industry experience, and are based on assumptions made by us based on such data and our knowledge of our industry and market, which we believe to be reasonable. In some cases, we do not expressly refer to the sources from which this data is derived. In addition, while we believe the industry and market data included in this prospectus is reliable and based on reasonable assumptions, such data involve material risks and other uncertainties and are subject to change based on various factors, including those discussed in “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties or by us.

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PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included elsewhere in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus and the information incorporated herein by reference. Unless the context otherwise requires, references to “we,” “us,” “our,” “the Company,” “Clene” and similar designations are intended to mean the business and operations of Clene Inc. and its consolidated subsidiaries.

Overview

We are a clinical-stage pharmaceutical company pioneering the discovery, development, and commercialization of novel clean-surfaced nanotechnology (“CSN®”) therapeutics. CSN® therapeutics are comprised of atoms of transition elements that when assembled in nanocrystal form, possess unusually high, unique catalytic activities not present in those same elements in bulk form. These catalytic activities drive, support, and maintain beneficial metabolic and energetic cellular reactions within diseased, stressed, and damaged cells.

Our patent-protected, proprietary position affords us the potential to develop a broad and deep pipeline of novel CSN® therapeutics to address a range of diseases with high impact on human health. We began in 2013 by innovating an electro-crystal-chemistry drug development platform that draws from advances in nanotechnology, plasma and quantum physics, material science, and biochemistry. Our platform process results in nanocrystals with faceted surfaces that are free of the chemical surface modifications that accompany other production methods. Many traditional methods of nanoparticle synthesis involve the unavoidable deposition of potentially toxic organic residues and stabilizing surfactants on the particle surfaces. Synthesizing stable nanocrystals that are both nontoxic and highly catalytic has overcome this significant hurdle in harnessing transition metal catalytic activity for therapeutic use.

Our clean-surfaced nanocrystals exhibit catalytic activities many-fold higher than other commercially available nanoparticles, produced using various techniques, that we have comparatively evaluated. We have multiple drug assets currently in development for applications in neurology, infectious disease, and oncology. Our efforts are currently focused on addressing the high unmet medical needs in two areas: first, those related to central nervous system disorders including Multiple Sclerosis (“MS”), Parkinson’s Disease (“PD”) and Amyotrophic Lateral Sclerosis (“ALS”); and second, those related to COVID-19, a highly infectious viral respiratory disease with serious and sometimes fatal co-morbidities.

Clinical Development Pipeline

CNM-Au8®: We have one Phase 3 registrational clinical trial, the Healey ALS Platform Trial, which is currently ongoing to establish the safety and efficacy of CNM-Au8® in patients with ALS. We completed RESCUE-ALS, a Phase 2 proof of concept clinical trial to evaluate the efficacy, safety, pharmacokinetics, and pharmacodynamics of CNM-Au8® in patients with early symptomatic ALS. We also completed REPAIR-PD and the first dosing cohort of REPAIR-MS, two open-label, investigator blinded Phase 2 clinical trials which demonstrated target engagement of CNM-Au8® on the brain’s energy metabolites. REPAIR-MS will continue with the initiation of a second dosing cohort. In addition, we have a Phase 2 clinical trial, VISIONARY-MS, for the treatment of visual pathway deficits in chronic optic neuropathy to assess the efficacy, safety, tolerability, and pharmacokinetics of CNM-Au8® for remyelination in stable relapsing MS. We support two Expanded Access Programs (“EAPs”) for patients with ALS. The initial EAP was launched in partnership with the Sean M. Healey & AMG Center (“Healey Center”) for ALS at Massachusetts General Hospital in September 2019, which is closed to new enrollment, but remains ongoing for current participants. A second EAP was recently implemented in conjunction with the Healey ALS Platform Trial at three participating clinical sites. Finally, we anticipate launching RESCUE-PD, a Phase 2 clinical trial for the treatment of patients with PD in early 2022.

CNM-ZnAg: We have one Phase 2 clinical trial presently underway to establish the efficacy and safety of ZnAg liquid solution for the treatment of COVID- 19.

The chart below reflects the respective stages of our main drug candidates.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible for and may take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements, and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.

We will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the initial public offering of Tottenham, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of the shares of our Common Stock held by non-affiliates exceeds $700.0 million as of the last business day of our most recently completed second fiscal quarter; or (ii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this extended transition period and, as a result, we may adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-public companies instead of the dates required for other public companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

In addition, we are also a “smaller reporting company” because the market value of our stock held by non-affiliates plus the proposed aggregate amount of gross proceeds to us as a result of this offering is less than $700 million as of June 30, 2021, and our annual revenue was less than $100 million during the fiscal year ended December 31, 2020. We may continue to be a smaller reporting company after this offering in any given year if either (i) the market value of our stock held by non-affiliates is less than $250 million as of June 30 in the most recently completed fiscal year or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million as of June 30 in the most recently completed fiscal year. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

For risks related to our status as an emerging growth company and a smaller reporting company, see the disclosure in “Risk Factors.”

Corporate History and Information

Clene Nanomedicine, Inc. was incorporated in the state of Delaware in December 2012. On December 30, 2020 (the “Closing Date”), we consummated the previously announced business combination (referred to as the “Reverse Recapitalization”) pursuant to a merger agreement, dated as of September 1, 2020 (the “Merger Agreement”), by and among the Company (which was at such time doing business as Clene Nanomedicine, Inc.), Tottenham, Chelsea Worldwide Inc., a Delaware corporation and wholly owned subsidiary of Tottenham (“PubCo”), Creative Worldwide Inc., a Delaware corporation and wholly owned subsidiary of PubCo (“Merger Sub”), and Fortis Advisors LLC, a Delaware limited liability company as the representative of the Company’s shareholders. Prior to the Reincorporation Merger discussed below, Tottenham was a British Virgin Islands company incorporated as a blank check company for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities.

The Reverse Recapitalization was effected in two steps: (i) Tottenham was reincorporated to the state of Delaware by merging with and into PubCo (the “Reincorporation Merger”); and (ii) promptly following the Reincorporation Merger, Merger Sub was merged with and into Clene Nanomedicine, resulting in Clene Nanomedicine being a wholly owned subsidiary of PubCo (the “Acquisition Merger”). On the Closing Date, PubCo changed its name from Chelsea Worldwide Inc. to Clene Inc. and listed its shares of Common Stock on Nasdaq under the symbol “CLNN.” The aggregate consideration for the Acquisition Merger was $543.4 million, paid in the form of 54,339,012 newly issued shares of Common Stock valued at $10.00 per share.

The mailing address for our principal executive office is 6550 South Millrock Drive, Suite G50, Salt Lake City, Utah 84121, and our telephone number is (801) 676-9695. Our website address is https://clene.com. The information contained in or accessible from our website is not incorporated into this prospectus, and you should not consider it part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

THE OFFERING

Shares of Common Stock that may be offered and sold from time to time by the Selling Shareholders named herein	24,212,093 shares.

Shares of Common Stock issuable by us	4,477,045 shares issuable upon exercise of the Warrants.

Shares of Common Stock outstanding prior to exercise of all Warrants	62,312,097 shares of Common Stock, based on total shares outstanding as of January 4, 2022.

Use of proceeds

All shares of Common Stock offered and sold by the Selling Shareholders pursuant to this prospectus will be sold by the Selling Shareholders for their respective accounts. We will not receive any proceeds from the sale of shares of Common Stock by the Selling Shareholders pursuant to this prospectus, except with respect to amounts received by us upon exercise of the Warrants to the extent such Warrants are exercised for cash.

See “Use of Proceeds” for additional information.

Risk factors	Any investment in the Common Stock offered hereby is speculative and involves a high degree of risk. You should read carefully the information set forth in “Risk Factors” and other information included elsewhere in this prospectus for a discussion of factors that you should consider before deciding to invest in our Common Stock.

Nasdaq Capital Market symbol	“CLNN”

The number of shares of our Common Stock outstanding as of January 4, 2022 excludes the following:

●	9,063,423 shares that are issuable upon exercise of stock options outstanding as of September 30, 2021, with a weighted-average exercise price of $3.09 per share;

●	1,306,681 shares that are issuable upon exercise of stock options granted after September 30, 2021, with a weighted-average exercise price of $4.95 per share;

●	6,873,389 shares underlying Common Stock reserved for future grant under our 2020 Stock Plan, which is equal to 8,180,070 shares reserved for future grant as of September 30, 2021, less 1,306,681 stock options granted subsequent to September 30, 2021;

●	4,477,045 shares of Common Stock issuable upon exercise of warrants outstanding as January 4, 2022, with a weighted-average exercise price of $7.32 per share, which is equal to 4,594,545 shares issuable upon exercise of warrants outstanding as of September 30, 2021, less 117,500 shares issued upon the exercise of warrants subsequent to September 30, 2021;

●	1,245,489 shares of Common Stock issuable upon vesting of rights to restricted stock awards outstanding as of September 30, 2021;

●	9,096,185 shares of Common Stock issuable upon vesting of earn-out shares outstanding as of September 30, 2021; and

●	482,703 shares of Common Stock issuable upon conversion of $5.0 million of the principal amount of the 2021 Avenue Loan at the right and discretion of Avenue as of September 30, 2021.

Except as otherwise indicated, all information in this prospectus assumes no exercise of the outstanding options, warrants, or restricted stock awards, vesting of earn-out shares, or conversion of convertible notes payable referred to above.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks and uncertainties described under “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which are incorporated herein by reference, together with the information contained in this prospectus and any other information that has been or will be incorporated herein by reference. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may have a material adverse effect on our business, reputation, revenue, financial condition, results of operations and future prospects, in which event the market price of our Common Stock could decline, and you could lose part or all of your investment. The risk factors are not intended to be exhaustive and are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially and adversely from those anticipated in the forward-looking statements as a result of a number of factors. See “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

All of the shares of Common Stock offered by the Selling Shareholders pursuant to this prospectus will be sold by the Selling Shareholders for their respective accounts. We will not receive any of the proceeds from these sales.

The Selling Shareholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by such Selling Shareholders in disposing of their Common Stock, and we will bear all other costs, fees and expenses incurred in effecting the registration of the Common Stock covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and professional fees and expenses.

We will receive the proceeds from the exercise of the Warrants, but not from the sale of the Common Stock issuable upon such exercise. If all of the Warrants were exercised in full for cash, we would receive $32.8 million in gross proceeds, and intend to use any proceeds received from the exercise of Warrants to meet general working capital needs. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. To the extent that the Warrants are exercised on a “cashless” basis, the amount of cash we would receive from the exercise of the Warrants will decrease.

DESCRIPTION OF CAPITAL STOCK

We are governed by the certificate of incorporation, as amended and restated from time to time, and the Delaware General Corporation Law (“DGCL”), and the common law of the state of Delaware. The following summary of certain provisions of our securities does not purport to be complete and is subject to our amended and restated certificate of incorporation, our amended and restated bylaws and the provisions of the DGCL. Copies of our amended and restated certificate of incorporation or our amended and restated bylaws are attached to this prospectus as Exhibits 3.1 and 3.2, respectively.

Our amended and restated certificate of incorporation authorizes a total number of shares of all classes of stock of 151,000,000 shares, consisting of (i) 1,000,000 shares of preferred stock, par value $0.0001 per share, and (ii) 150,000,000 shares of Common Stock, par value $0.0001 per share.

As of January 4, 2022, there were 62,312,097 issued and outstanding shares of our Common Stock held by 91 stockholders of record.

Common Stock

Our Common Stock is listed on Nasdaq under the symbol “CLNN.” The holders of our Common Stock are entitled to one vote for each share held on all matters to be voted on by shareholders and do not have cumulative voting rights. The holders of our Common Stock are entitled to receive dividends, if and when declared by our Board of Directors (“Board”) out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, our shareholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over our Common Stock. Holders of our Common Stock have no preemptive or other subscription rights. Our Board is classified.

Warrants

Public Warrants

The Public Warrants originally issued by Tottenham are listed on Nasdaq under the symbol “CLNNW.” Each Public Warrant entitles the holder thereof to purchase one-half (1/2) of one share of our Common Stock at a price of $11.50 per full share. We will not issue fractional shares. As a result, a Public Warrant holder must exercise warrants in multiples of two, at a price of $11.50 per full share, subject to adjustment, to validly exercise the warrants. The Public Warrants became exercisable upon the completion of the Reverse Recapitalization and will expire on December 30, 2025. As of January 4, 2022, we had 4,815,000 Public Warrants outstanding. The Public Warrants are currently exercisable.

We may redeem the outstanding Public Warrants (excluding the private warrants that are part of the private units), in whole and not in part, at a price of $0.01 per warrant:

●	at any time while the warrants are exercisable;

●	upon a minimum of 30 days’ prior written notice of redemption;

●	if, and only if, the last sales price of our Common Stock equals or exceeds $16.50 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption; and

●	if, and only if, (i) there is a current registration statement in effect with respect to our Common Stock underlying the warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption or (ii) the warrants may be exercised on cashless basis as set forth in the Warrant Agreement and such cashless exercise is exempt from registration under the Securities Act.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, the price of our Common Stock may fall below the $16.50 trigger price as well as the $11.50 warrant exercise price per full share after the redemption notice is issued and not limit our ability to complete the redemption.

If we call the Public Warrants for redemption as described above, our management will have the option to require all warrant holders that wish to exercise the warrants to do so on a “cashless” basis. In such event, each warrant holder would pay the exercise price by surrendering the whole warrant for that number of shares of our Common Stock equal to the quotient obtained by dividing (x) the product of the number of our Common Stock underlying the warrants, multiplied by the difference between the exercise price of our warrants and the “fair market value” (as defined below) by (y) the fair market value. The “fair market value” means the average reported last sale price of our Common Stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the warrant holders. Whether we will exercise the option to require all warrant holders to exercise their warrants on a “cashless basis” will depend on a variety of factors, including the price of our Common Stock at the time the warrants are called for redemption, our cash needs at such time and concerns regarding dilutive share issuances.

Founder Warrants

Prior to the Reverse Recapitalization, on April 4, 2013, we issued Series A Preferred Stock Warrants in connection with certain note purchase agreements. The warrants expire 10 years from issuance and became exercisable upon completion of a previous equity financing of Clene Nanomedicine. At the close of the Reverse Recapitalization and as of January 4, 2022, these warrants are exercisable and entitle the holder thereof to purchase one share of our Common Stock at a fixed exercise price of $1.97 into 1,608,670 aggregate shares of Common Stock.

Prior to the Reverse Recapitalization, on April 8, 2013, Clene Nanomedicine issued warrants to purchase units of its most senior equity equal to 0.25% of the company’s fully diluted equity at the time of exercise in connection with certain note purchase agreements. The warrants expire 10 years from issuance and became exercisable upon issuance. At the close of the Reverse Recapitalization and as of January 4, 2022, these warrants are exercisable and entitle the holder thereof to purchase one share of our Common Stock at a fixed exercise price of $1.97 into 320,441 aggregate shares of our Common Stock.

Option Warrants

On July 15, 2021, Chardan exercised the Chardan Unit Purchase Option originally issued in connection with Tottenham’s initial public offering in August 2018 for 220,000 units, each unit consisting of one and one-tenth shares of Common Stock and one warrant to purchase one-half of one share of Common Stock at an exercise price of $11.50 per share. Chardan elected to perform a cashless or net exercise, which resulted in a net issuance of 49,166 Option Warrants to purchase one-half of one share of Common Stock. The Option Warrants became exercisable upon issuance and are subject to the same expiration and redemption terms as the Public Warrants. As of January 4, 2022, the Option Warrants are exercisable into 24,583 shares of Common Stock at a fixed exercise price of $11.50 per share.

Tranche 1 Warrants

On May 21, 2021, we issued the Tranche 1 Warrants to purchase shares of our Common Stock in connection with the Loan Agreement by and among the Company and our wholly owned subsidiary, Clene Nanomedicine, and Avenue, a Delaware limited partnership within the Avenue Capital Group, and its affiliates. The Loan Agreement provides for term loans in an aggregate principal amount up to $30.0 million (the “Avenue Loan”), with up to $20.0 million committed on the Closing Date (“Tranche 1”) and up to $10.0 million funded between January 1, 2022 and June 30, 2022. On May 21, 2021, we received $15.0 million of Tranche 1 funds and issued the Tranche 1 Warrants to Avenue. The exercise price per share of the Tranche 1 Warrants is equal to the lower of (i) $8.63 (which is equal to the five-day volume weighted average price per share, determined as of the end of trading on the last trading day prior to execution of the Loan Agreement), or (ii) the lowest price per share paid by cash investors for our Common Stock issued in the next bona fide round of equity financing prior to March 31, 2022. The Tranche 1 Warrants became exercisable upon issuance and expire on May 21, 2026. As of January 4, 2022, the Tranche 1 Warrants are exercisable into 115,851 shares of Common Stock.

Stock Options

As of September 30, 2021, we had outstanding options to purchase an aggregate of 9,063,423 shares, with a weighted average exercise price of $3.09 per share. Subsequent to September 30, 2021, 1,306,681 shares issuable upon exercise of stock options were granted, with a weighted average exercise price of $4.95 per share.

Restricted Stock Awards

As of September 30, 2021, we had 1,245,489 outstanding rights to restricted stock awards, which were subject to time- and market-based vesting conditions.

Contingent Earn-Outs

As of September 30, 2021, we had outstanding earn-outs to issue an aggregate of 9,096,185 shares, which were subject to market- and performance-based vesting conditions.

Convertible Notes Payable

As of September 30, 2021, we had outstanding convertible notes payable under the Loan Agreement with Avenue, which was convertible into 482,703 shares of Common Stock at the discretion, but not the obligation, of Avenue at any time from May 21, 2022 through May 21, 2024.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides for indemnification and advancement by us of certain expenses and costs relating to claims, suits or proceedings arising from service to us or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law.

Dividends

We currently intend to retain all available funds and any future earnings to fund the growth and development of our business. We have never declared or paid any cash dividends on our capital stock. We do not intend to pay cash dividends to our shareholders in the foreseeable future. Our ability to declare dividends is limited by the terms of financing or other agreements that we have entered into. Future debt or other financing arrangements also may contain terms prohibiting or limiting the amount of dividends that may be declared or paid on our Common Stock. Investors should not purchase our Common Stock with the expectation of receiving cash dividends.

Any future determination to declare dividends will be made at the discretion of our Board and will depend on our financial condition, operating results, capital requirements, general business conditions, and other factors that our Board may deem relevant.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is American Stock Transfer & Trust Company, LLC. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, New York 11219.

Listing

Our Common Stock is listed on Nasdaq under the symbol “CLNN.”

SELLING SHAREHOLDERS

The Selling Shareholders listed in the table below may from time to time offer and sell any or all of the shares of Common Stock set forth below pursuant to this prospectus. When we refer to the “Selling Shareholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Shareholders’ interest in the Common Stock other than through a public sale.

The following table sets forth information concerning the shares of Common Stock that may be offered from time to time by each Selling Shareholder. The up to 1,929,111 shares of Common Stock issuable upon the exercise of the Founder Warrants, 115,851 shares of Common Stock issuable upon the exercise of the Tranche 1 Warrants, the 2,407,500 shares of Common Stock issuable upon exercise of the Public Warrants, and the 24,583 aggregate shares of Common Stock issuable upon exercise of the Option Warrants are not included in the table below. The percentage ownership after the offered securities are sold is based on 62,312,097 shares of Common Stock issued and outstanding as of the date of this prospectus.

The following table sets forth, as of the date of this prospectus, the names of the Selling Shareholders and the aggregate number of shares of Common Stock that the Selling Shareholders may offer pursuant to this prospectus.

Selling Shareholder	Shares of Common Stock Beneficially Owned Prior to the Offering(1)	Shares of Common Stock which may be Offered in the Offering(1)	Percentage Common Stock Beneficially Owned if All Offered Securities are Sold
General Resonance, LLC	15,976,273	15,976,273	—
Kensington Investments, LP(2)	2,991,671	2,991,671	—
The Robert C. Gay 1998 Family Trust(3)	1,449,945	1,449,945	—
Entities controlled by Thomas Layton Walton(4)	3,759,599	1,019,210	4.4%
Gauss Capital Management Co., Ltd.	1,128,178	400,000	1.2%
Kepos Alpha Master Fund L.P.	350,000	350,000	—
David J. Matlin(5)	1,171,213	232,684	1.5%
Yehuda Michael Rice	225,457	225,457	—
Andrew I McDonald	225,457	225,457	—
David Dobkin	193,250	193,250	—
Matlin Family Trust 2020(6)	100,000	100,000	—
DFS Partners, LP	701,015	100,000	*
David T. Lisonbee(7)	4,580,013	76,921	7.2%
Lisa Matlin	51,921	51,921	—
Kensington Clene 2021, LLC(8)	51,921	51,921	—
PYX Company Limited	50,000	50,000	—
Gregory C. Faulkner	50,000	50,000	—
Christopher C. Dewey	263,849	50,000	*
Kenneth M. Wooley	585,591	50,000	*
China Keen Investments	158,653	50,000	*
Peter Schoels	25,961	25,961	—
Allesandro P. Dinello Living Trust	25,961	25,961	—
Samuel A. Volpert	25,961	25,961	—
John Schmitz	25,000	25,000	—
Montan Living Trust	25,000	25,000	—
Cranley Investments Holdings, LLC	79,326	25,000	*
Maurice R Ferre	25,000	25,000	—
Michael Stansky	25,000	25,000	—
Joseph Mannello and Kristin Mannello	79,326	25,000	*
Chad J. Clawson	79,051	25,000	*
Hollow Tree Investments, LLC	199,233	25,000	*
Karim Karti	20,000	20,000	—

Selling Shareholder	Shares of Common Stock Beneficially Owned Prior to the Offering(1)	Shares of Common Stock which may be Offered in the Offering(1)	Percentage Common Stock Beneficially Owned if All Offered Securities are Sold
Greenblatt Partners, LP	197,768	20,000	*
Chi-An Chou	88,963	20,000	*
William And Amy Jo Young	15,000	15,000	—
Allen Andersen	15,000	15,000	—
David E. Winters	12,500	12,500	—
Sydney D. Winters	12,500	12,500	—
Catherine Frey	10,000	10,000	—
Richard Burnett	10,000	10,000	—
3 Guys & A Gal	10,000	10,000	—
Greg J. Morgan Trust	10,000	10,000	—
The Melton Trust	10,000	10,000	—
Yin Ling Lecky Lau	20,865	10,000	*
Xiaobo Lu	45,972	10,000	*
Scott Cohen	7,500	7,500	—
Chung Mau Wong	21,211	6,000	*
Joseph Gechtman	16,600	5,000	*
The Darryl B. Frank Irrevocable Trust	5,000	5,000	—
Forward Progress Management, LLC	5,000	5,000	—
Jason Kaplan	5,000	5,000	—
D. Chen And K. Nakaoka Trust	5,000	5,000	—
Katz Family Investments	5,000	5,000	—
Jared Allen Andersen	26,730	5,000	*
Robert & Joy Cohn Family Trust	3,500	3,500	—
California Camps Profit Sharing Plan FBO Richard Weber	2,500	2,500	—

*	Less than 1%
(1)	Shares of Common Stock offered and beneficially owned are based on information initially provided to us by the Selling Shareholders indicating the Common Stock they wished to be covered by this registration statement and eligible for sale under this prospectus. A Selling Securityholder may have sold or transferred some or all of the securities set forth in the table and accompanying footnotes, and consequently the securities indicated to be offered may exceed the number of securities to be sold by the Selling Securityholders or the number of securities outstanding.
(2)	Alison Mosca, an independent director of the Company, is the chief executive officer of Kensington Investments, LP, and Robert C. Gay, a former director of Clene Nanomedicine, is the founder and majority interest holder.
(3)	Alison Mosca, an independent director of the Company, is the trustee of The Robert C. Gay 1998 Family Trust.
(4)	Chidozie Ugwumba, an independent director of the Company, is the managing partner of entities controlled by Thomas Layton Walton.
(5)	David J. Matlin is an independent director of the Company.
(6)	David J. Matlin, an independent director of the Company, is the trustee of the Matlin Family Trust 2020.
(7)	David T. Lisonbee is a former director of Clene Nanomedicine.
(8)	Alison Mosca, an independent director of the Company, is the sole manager of and owns a minority interest in Kensington Clene 2021, LLC, and Robert C. Gay, a former director of Clene Nanomedicine, is the majority interest holder.

PLAN OF DISTRIBUTION

We are registering 24,212,093 shares of Common Stock for possible sale by the Selling Shareholders from time to time and up to 4,477,045 shares of Common Stock that are issuable by us upon the exercise of warrants by the holders thereof. We are required to pay all fees and expenses incident to the registration of the shares of our Common Stock that may be offered and sold pursuant to this prospectus.

The shares of Common Stock beneficially owned by the Selling Shareholders covered by this prospectus may be offered and sold from time to time by the Selling Shareholders. The term “Selling Shareholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Shareholder as a gift, pledge, partnership distribution or other transfer. The Selling Shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then-current market price or in negotiated transactions. The Selling Shareholders may sell their shares by one or more of, or a combination of, the following methods:

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	an over-the-counter distribution in accordance with the rules of Nasdaq;

●	through trading plans entered into by a Selling Shareholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

●	through one or more underwritten offerings on a firm commitment or best efforts basis;

●	settlement of short sales entered into after the date of this prospectus;

●	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share or warrant;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	through a combination of any of the above methods of sale; or

●	any other method permitted pursuant to applicable law.

In addition, a Selling Shareholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

There can be no assurance that the Selling Shareholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Shareholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Shareholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Shareholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Shareholder that a donee, pledgee, transferee, or other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling shareholder.

With respect to a particular offering of the securities held by the Selling Shareholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

●	the specific securities to be offered and sold;

●	the names of the selling shareholders;

●	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

●	settlement of short sales entered into after the date of this prospectus;

●	the names of any participating agents, broker-dealers or underwriters; and

●	any applicable commissions, discounts, concessions and other items constituting compensation from the selling shareholders.

In connection with distributions of the securities or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Shareholders. The Selling Shareholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Shareholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may over-allot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The Selling Shareholders may solicit offers to purchase the securities directly from, and it may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities.

Our Common Stock and Public Warrants are listed on Nasdaq under the symbols “CLNN” and “CLNNW,” respectively.

The Selling Shareholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Shareholders pay for solicitation of these contracts.

A Selling Shareholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Shareholders or borrowed from any Selling Shareholders or others to settle those sales or to close out any related open borrowings of stock and may use securities received from any Selling Shareholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Shareholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Shareholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Shareholders in amounts to be negotiated immediately prior to the sale.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Shareholders and any broker-dealer or agent regarding the sale of the securities by the Selling Shareholders. Upon our notification by a Selling Shareholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the securities covered by this prospectus, the Selling Shareholders and any underwriters, broker-dealers or agents who execute sales for the Selling Shareholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Shareholders, or perform services for us or the Selling Shareholders, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Shareholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Shareholders or any other person, which limitations may affect the marketability of the shares of the securities.

We will make copies of this prospectus available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Shareholders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Shareholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Shareholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

LEGAL MATTERS

The validity of certain of the shares of our Common Stock offered pursuant to this prospectus and certain other legal matters related to this prospectus has been passed upon by Holland & Knight LLP. Certain legal matters relating to certain of the shares of our Common Stock offered pursuant to this prospectus and certain other legal matter related to this prospectus has been passed upon for us by Kirkland & Ellis LLP.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report (which contains an emphasis of matter paragraph relating to the Company’s requirement for additional financing or a collaboration agreement to fund planned future operations as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1, including exhibits, under the Securities Act, with respect to the Common Stock offered pursuant to this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. For further information with respect to us and the Common Stock offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including our SEC filings, located at http://www.sec.gov. We also maintain a website at https://clene.com. The information contained in or accessible from our website is not incorporated into this prospectus, and you should not consider it part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. You may access, free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 29, 2021;

●	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2020 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 5, 2021;

●	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021, and September 30, 2021, filed with the SEC on May 10, 2021, August 9, 2021, and November 8, 2021, respectively;

●	our Current Reports on Form 8-K filed with the SEC on January 5, 2021, January 12, 2021, February 8, 2021, April 2, 2021, April 22, 2021, May 19, 2021, May 24, 2021, June 4, 2021, July 16, 2021, August 9, 2021, August 11, 2021, September 29, 2021, and December 14, 2021; and

●	the description of our Common Stock contained in the registration statement on Form 8-A, dated December 30, 2020, filed pursuant to Section 12(b) of the Exchange Act, as amended by Amendment No. 1 to Form 8-A, dated February 9, 2021.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such reports and other documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and other documents.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of any documents incorporated by reference in this prospectus, at no cost, by writing or telephoning us at:

Clene Inc.

Attention: Investor Relations

6550 South Millrock Drive, Suite G50

Salt Lake City, Utah 84121

Telephone: 801-676-9695

Exhibits to the filings will not be sent, however, unless those exhibits have been specifically incorporated by reference in this prospectus or any accompanying prospectus supplement.

Clene Inc.

Up to 28,689,138 Shares of Common Stock

PROSPECTUS

, 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    Other Expenses of Issuance and Distribution.

The following table sets forth the expenses that will be paid by us in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions and certain expenses incurred by the Selling Shareholders in disposing of the securities. In addition, we may incur additional expenses in the future in connection with the offering of our securities pursuant to this prospectus. If required, any such additional expenses will be disclosed in a prospectus supplement.

All amounts are estimates, except for the SEC registration fee and the FINRA filing fee.

Amount Paid or to Be Paid
SEC registration fee		$27,926**
Accounting fees and expenses		*
Legal fees and expenses		*
Transfer agent fees and expenses		*
Printing fees and expenses		*
Miscellaneous fees and expenses		*
Total expenses	$	*

*	Estimated expenses not presently known.

**	Previously paid.

ITEM 15.    Indemnification of Directors and Officers

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

Our Certificate of Incorporation provides that no director of ours shall be personally liable to us or our shareholders for monetary damages for any breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to us or our shareholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) in respect of unlawful dividend payments or stock redemptions or repurchases, or (4) for any transaction from which the director derived an improper personal benefit. In addition, our Certificate of Incorporation provides that if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of ours shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Our Certificate of Incorporation further provides that any repeal or modification of such article by its shareholders or amendment to the DGCL will not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a director serving at the time of such repeal or modification.

Our Bylaws provide that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he or she is or was, or has agreed to become, the Company’s director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture or other enterprise (all such persons being referred to as an Indemnitee), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our Bylaws also provides that we will advance expenses to Indemnitees in connection with a legal proceeding, subject to limited exceptions.

We have entered into indemnification agreements with each of our directors and executive officers. These agreements provide that we will indemnify each of our directors and such officers to the fullest extent permitted by law and our Certificate of Incorporation and our Bylaws.

We will also maintain a general liability insurance policy, which will cover certain liabilities of directors and officers of ours arising out of claims based on acts or omissions in their capacities as directors or officers.

ITEM 16.    Exhibits.

The following exhibits are being filed herewith:

Exhibit Number	Description
1.1*	Form of Underwriting Agreement.
2.1	Merger Agreement, dated as of September 1, 2020 (incorporated by reference to Annex A-1 to the Proxy Statement/Consent Solicitation Statement/Prospectus on Form S-4 filed by the registrant on September 10, 2020).
3.1	Third Amended and Restated Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by the registrant on July 16, 2021).
3.2	Bylaws of the registrant (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed by the registrant on January 5, 2021).
4.1	Warrant Agreement, dated August 1, 2018, by and between Continental Stock Transfer & Trust Company and the registrant (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by Tottenham on August 7, 2018).
4.2	Specimen TOTA Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Tottenham Registration Statement on Form S-1 filed on July 5, 2018).
5.1	Opinion of Kirkland & Ellis LLP (incorporated by reference to Exhibit 5.1 to the Registration Statement on Form S-1 filed by the registrant on February 17, 2021).
5.2	Opinion of Holland & Knight LLP (incorporated by reference to Exhibit 5.1 to the Registration Statement on Form S-1 filed by the registrant on July 22, 2021).
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Kirkland & Ellis LLP (included as part of Exhibit 5.1).
23.3	Consent of Holland & Knight LLP (included as part of Exhibit 5.2).
24.1	Power of Attorney (included on signature page of the Registration Statement).

*	To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement.

ITEM 17.    Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),(vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah, on January 7, 2022.

CLENE INC.

By:	/s/ Robert Etherington
Name:	Robert Etherington
Title:	President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert Etherington	President, Chief Executive Officer and Director	January 7, 2022
Robert Etherington	(Principal Executive Officer)
/s/ Ted (Tae Heum) Jeong	Chief Financial Officer	January 7, 2022
Ted (Tae Heum) Jeong	(Principal Financial and Accounting Officer)
*	Chairman of the Board	January 7, 2022
David J. Matlin
*	Director	January 7, 2022
Jonathon T. Gay
*	Director	January 7, 2022
Shalom Jacobovitz
*	Director	January 7, 2022
Alison H. Mosca
*	Director	January 7, 2022
John Henry Stevens
*	Director	January 7, 2022
Chidozie Ugwumba
*	Director	January 7, 2022
Reid Neil Wilcox

*By:	/s/ Robert Etherington
Robert Etherington
Attorney-in-fact